EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Deca Investments, Inc.
(A development stage company)
Pennington, New Jersey

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated January 14, 2011 relating to the financial statements of Deca Investments, Inc. as of October 31, 2010 and 2009 and for the years then ended and for the period from October 17, 2005 (inception) to October 31, 2010.

/s/ GBH CPAs, PC
GBH CPAs, PC

www.gbhcpas.com
Houston, Texas

January 18, 2011